EXHIBIT 99.1

Laboratory Testing of Brilacidin for COVID-19 in Combination with Remdesivir Reduces Viral Load by Nearly 100 Percent

•	Brilacidin and Remdesivir shown to act synergistically in vitro, increasing overall inhibition against the novel coronavirus to 99.85 percent in a human lung cell line

•	Data suggest that Brilacidin and Remdesivir, with different but complementary primary mechanisms of action, may be an especially potent combination in treating COVID-19

WAKEFIELD, MA – September 15, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, reports today receiving additional data from a U.S. Regional Biocontainment Laboratory (RBL) collected during ongoing in vitro testing supporting Brilacidin as a potential treatment for SARS-CoV-2, the novel coronavirus responsible for COVID-19.

In human lung epithelial cell line experiments performed at the RBL, Brilacidin in combination with Remdesivir, compared to Remdesivir-only treated conditions, showed a statistically significant and synergistic inhibition of SARS-CoV-2. Of particular note, overall viral load was reduced by 99.85 percent in one combination experiment, with remaining virus dropping to near undetectable levels.

Brilacidin appears to have primarily an extracellular mechanism of action, by disrupting viral integrity and blocking viral entry. In contrast, Remdesivir—currently authorized by the FDA for emergency use against COVID-19—has an intracellular mechanism of action, affecting viral replication post-infection. Exhibiting different but synergistic antiviral properties, these two drugs may be an especially potent drug combination in treating COVID-19.

“The Brilacidin and Remdesivir in vitro combination results are compelling,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “As we prepare to initiate our own clinical testing of Brilacidin for COVID-19 as a standalone therapy, given its consistent and robust antiviral activity, these latest test results indicate that combination trials with other drugs may be warranted. To that end, the company is pursuing grant opportunities with potential for larger, government-funded clinical trials. Such trials might include options for administration of Brilacidin in combination with Remdesivir, the world’s leading frontline COVID-19 treatment.”

Ehrlich continued: “It is exciting as we now rapidly transition from laboratory testing to the clinical testing of Brilacidin in hopes of treating COVID-19. Public reticence to use vaccines, alongside questions surrounding vaccine safety, efficacy, and timing of availability, further support the critical need for a promising drug like Brilacidin to emerge in the global fight against COVID-19.”

In other newly conducted lab testing at the RBL, Brilacidin was shown to inhibit SARS-CoV-2 in a human intestinal epithelial cell line and in primary fibroblast cells obtained from human donors. The Company has been informed by the RBL that it is nearing completion of its in vitro testing of Brilacidin against SARS-CoV-2 and will be submitting findings for peer-review publication. The publication will be solely focused on Brilacidin, with a pre-print made available.

Global COVID-19 Cases and Mortality

An online tool tracking COVID-19 cases and mortality, both in the U.S. and globally, can be found on the Company’s website (http://www.ipharminc.com), and at the following link:
https://ipixcovid19tracker.com/

For researchers and institutions interested in collaborating on Brilacidin for COVID-19, please send inquiries to: covid19@ipharminc.com

Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials (a total of 8) for other clinical indications, providing an established safety and efficacy database on over 460 subjects, thereby potentially enabling it to rapidly help address the novel coronavirus crisis. Ongoing laboratory testing conducted at a U.S. Regional Biocontainment Laboratory (RBL), and at a Public Health Research Institute (PHRI), supports Brilacidin’s antiviral ability to safely inhibit SARS-CoV-2 in both human and animal cell lines. A molecular screening study of 11,552 compounds also supports Brilacidin as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s potential to inhibit IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines, which have been identified as central drivers in the worsening prognoses of hospitalized COVID-19 patients. Brilacidin’s robust antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. These data collectively support Brilacidin as a unique 3 in 1 combination—antiviral, immuno/anti-inflammatory, and antimicrobial—anti-COVID-19 therapeutic candidate.

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses; no assurances also are made or implied that any grant submissions will be successful. Other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for Brilacidin and Kevetrin; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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